Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Xzeres, Corp. (the “Company”) hereby certifies that, to his knowledge:

i.

The Quarterly Report on Form 10-Q of the Company for the period ended August 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2012	By:	/s/ Frank Greco
	Name:	Frank Greco
	Title:	Chief Executive Officer (Principal Executive Officer)